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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 22, 2001

MINIMED INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		95-4408171

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

18000 Devonshire Street, Northridge, California		91325

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(818) 362-5958

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     MiniMed Inc. today announced preliminary results arising out of the Special Meeting of MiniMed Inc.’s Stockholders held yesterday. At the Special Meeting, MiniMed’s stockholders approved the Amended and Restated Agreement and Plan of Merger dated as of June 19, 2001, by and among Medtronic, Inc, a Minnesota corporation, MMI Merger Sub, Inc. a Delaware corporation and MiniMed Inc. a Delaware corporation.

     Attached below is a press release issued by MiniMed Inc. today the contents of which are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibit 99.1	Press release dated August 23, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2001		MINIMED INC.

	By:	/s/ Eric S. Kentor

	Name:	Eric S. Kentor

	Its:	Senior Vice President, General Counsel

and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated August 23, 2001